Exhibit 99.1

FOR IMMEDIATE RELEASE
October 17, 2006

Novell Commences Debentureholder Consent Solicitation

WALTHAM, Mass. – October 17, 2006 — Novell, Inc. (NASDAQ:NOVL) today announced that it is soliciting consents from the holders of its 0.50% convertible senior debentures due 2024 (CUSIP Nos. 670006AB1 and 670006AC9). Novell is seeking consents to proposed amendments of certain provisions of the indenture pursuant to which the debentures were issued and a waiver of rights to pursue remedies available under the indenture with respect to certain defaults thereunder. The consent solicitation is expected to expire at 5:00 p.m., New York City time, on Thursday, Oct. 26, 2006, unless extended to a later time or date (the “Expiration Date”).

As previously disclosed, Novell has not yet filed with the Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006. As a result, Novell has received notices of default from the trustee under the indenture. Novell believes that these above-mentioned notices of default were invalid and without merit because the indenture only requires Novell to provide the trustee copies of SEC reports within 15 days after such filings are actually made. However, in order to avoid the expense and uncertainties of further disputing whether a default under the indenture has occurred, Novell has determined to solicit consents to proposed amendments to the indenture that would give Novell until Friday, March 30, 2007, to become current in its reporting obligations and a waiver of rights to pursue remedies available under the indenture with respect to any default caused by its not timely filing SEC reports.

Holders of record as of 5:00 p.m., New York City time, on Oct. 16, 2006, who validly deliver and do not revoke their consents prior to 5:00 p.m., New York City time, on Thursday, Oct. 26, 2006, will receive an initial consent fee for each $1,000 in principal amount of debentures with respect to which consents are received equal to the product of $20.00 multiplied by a fraction, the numerator of which is the aggregate principal amount of debentures outstanding on the Expiration Date and the denominator of which is the aggregate principal amount of debentures as to which Novell received and accepted consents. If Novell has not filed its Quarterly Report on Form 10-Q for the quarter ended July 31, 2006 and all additional SEC reports required to have been filed, with the SEC by 5:30 p.m., New York City time, on Feb. 15, 2007, Novell will pay to these holders an additional $10.00 for each $1,000.00 in principal amount of debentures as to which Novell has received and accepted consents. These consent fees are collectively referred to as the “Consent Fees.”

The effectiveness of the proposed amendments and waiver and the payment of the Consent Fees are subject to the receipt of valid consents that are not revoked in respect of at least a majority of the aggregate principal amount outstanding of the debentures. Holders of the debentures may revoke their consents at any time before the proposed amendments and waiver become effective, but upon receipt by Novell of the consents of a majority of holders of the debentures and evidence of such receipt provided to the trustee the waiver will become effective, a supplemental indenture setting forth the amendments will be executed and consents may no longer be revoked unless Novell fails to pay holders the Consent Fees.

Citigroup Corporate and Investment Banking is serving as the solicitation agent for the consent solicitation. Questions regarding the consent solicitation may be directed to Citigroup Corporate and Investment Banking at (800) 558-3745 (toll-free) or (212) 723-6106. The information agent for the consent solicitation is Global Bondholder Services Corporation. Requests for copies of the Consent Solicitation Statement and related documents may be directed to Global Bondholder Services Corporation at (866) 794-2200 (toll- free) or (212) 430-3774.

This announcement is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to the debentures nor is this announcement an offer to sell or a solicitation of an offer to purchase new securities. The consent solicitation is made solely by means of the Consent Solicitation Statement dated Oct. 17, 2006, and the related Consent Form.

Legal notice regarding forward-looking statements

This press release includes statements that disclose Novell's or management's intentions, expectations or predictions of the future, including statements about claims of default with respect to Novell's 0.50% Convertible Senior Debentures due 2024 and potential consequences, and these statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novell cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. In addition, potential risks and uncertainties include, among other things: (1) the results of the review of Novell's historical stock-based compensation practices and the related potential accounting impact; (2) the timing of the completion of such review by the Audit Committee and the independent outside legal counsel engaged by the Audit Committee to conduct the review; (3) any potential restatement and filing of previously issued financial statements and assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting; (4) the review and filing of Novell's Form 10-Q for the fiscal quarter ended July 31, 2006; (5) the possibility that the occurrence of an Event of Default under the indenture could cause acceleration of repayment of the entire principal amounts and accrued interest on the Debentures; (6) the possibility that the NASDAQ Listing Qualifications Panel may not grant Novell's request for an extension to regain compliance with NASDAQ listing qualifications or Novell's failure to regain compliance within any extension period that is granted, in which case Novell's common stock would be delisted from The NASDAQ Stock Market; (7) any adverse results of lawsuits or governmental inquiries; and (8) additional risks and uncertainties and important factors described in Novell's filings with the SEC, including our most recent annual report on Form 10-K. There can be no assurance that the outcome of the review by Novell's Audit Committee of Novell's past stock-based compensation practices and the related potential accounting impact will not result in changes in the preliminary financial results for the third fiscal quarter 2006 or a restatement of financial results provided by the company for any historical period. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

About Novell

Novell, Inc. (Nasdaq: NOVL) delivers Software for the Open Enterprise™. With more than 50,000 customers in 43 countries, Novell helps customers manage, simplify, secure and integrate their technology environments by leveraging best-of-breed, open standards-based software. With over 20 years of experience, more than 5,000 employees, 5,000 partners and support centers around the world, Novell helps customers gain control over their IT operating environment while reducing cost. More information about Novell can be found at http://www.novell.com.

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Novell is a registered trademark and Software for the Open Enterprise is a trademark of Novell, Inc. in the United States and other countries. * Linux is a registered trademark of Linus Torvalds. All other third-party trademarks are the property of their respective owners.

Press Contact:

Bruce Lowry
Novell, Inc.
Phone: 415-383-8408
E-Mail: blowry@novell.com

Investor Relations Contact:

Bill Smith
Novell, Inc.
Phone: 800-317-3195
E-Mail: wsmith@novell.com